Exhibit 99.1
FOR IMMEDIATE RELEASE

O'REILLY AUTOMOTIVE, INC. REPORTS FIRST QUARTER 2015 RESULTS

•	Comparable store sales increase of 7.2%

•	28% increase in diluted earnings per share to $2.06

•	Record first quarter operating margin of 18.4%

Springfield, MO, April 22, 2015 – O'Reilly Automotive, Inc. (the "Company" or "O'Reilly") (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced record revenues and earnings for its first quarter ended March 31, 2015.

1st Quarter Financial Results
Sales for the first quarter ended March 31, 2015, increased $174 million, or 10%, to $1.90 billion from $1.73 billion for the same period one year ago. Gross profit for the first quarter increased to $987 million (or 51.9% of sales) from $878 million (or 50.8% of sales) for the same period one year ago, representing an increase of 12%. Selling, general and administrative expenses for the first quarter increased to $637 million (or 33.5% of sales) from $591 million (or 34.2% of sales) for the same period one year ago, representing an increase of 8%. Operating income for the first quarter increased to $350 million (or 18.4% of sales) from $287 million (or 16.6% of sales) for the same period one year ago, representing an increase of 22%.

Net income for the first quarter ended March 31, 2015, increased $39 million, or 22%, to $213 million (or 11.2% of sales) from $174 million (or 10.1% of sales) for the same period one year ago. Diluted earnings per common share for the first quarter increased 28% to $2.06 on 103 million shares versus $1.61 for the same period one year ago on 108 million shares.

Commenting on the Company's first quarter results, President and CEO Greg Henslee stated, “We are extremely proud to once again report another profitable quarter and a very successful start to 2015. Demand in our industry remained strong throughout the quarter, and our relentless focus on providing unsurpassed levels of service to our customers yielded a very strong 7.2% increase in comparable store sales, which was on top of an increase of 6.3% in the first quarter of 2014. Our ongoing focus on profitable growth successfully translated these impressive top-line results into a record first quarter operating margin of 18.4% and diluted earnings per share of $2.06, which is a 28% increase over the first quarter of 2014. The first quarter of 2015 represents our 25th consecutive quarter of generating diluted earnings per share growth greater than 15%. Our record breaking results are a testament to Team O'Reilly's unwavering commitment to providing consistently high levels of service to our customers each day, and I would like to thank our over 69,000 Team Members for their hard work and dedication to our ongoing success."

Mr. Henslee continued, “During the first quarter, we opened 67 new stores across 23 states, in both new and existing markets, and we are on pace to achieve our target of 205 net, new store openings in 2015. One of the keys to our long-term success has been our robust, tiered, regional distribution network that supports our stores with industry leading parts availability. We continually evaluate the capacity in our distribution network and look for opportunities to profitably improve the level of parts availability at our stores. With our eyes on current opportunities and long term growth, we are excited to announce the expansion of our distribution network with the planned addition of a Distribution Center just outside of San Antonio, Texas. Texas continues to be a strong growth market for O'Reilly, and we look forward to the enhanced level of service this Distribution Center will add in the San Antonio and Austin metro markets while also freeing up capacity in our three existing Texas

Distribution Centers. We are in the very early stages of this project, and anticipate this facility will open in the second quarter of 2016."

Share Repurchase Program
During the first quarter ended March 31, 2015, the Company repurchased 0.6 million shares of its common stock, at an average price per share of $207.50, for a total investment of $135 million. Subsequent to the end of the first quarter and through the date of this release, the Company repurchased an additional 0.3 million shares of its common stock, at an average price per share of $216.85, for a total investment of $75 million. The Company has repurchased a total of 47.3 million shares of its common stock under its share repurchase program since the inception of the program in January of 2011 and through the date of this release, at an average price of $93.58, for a total aggregate investment of $4.43 billion. As of the date of this release, the Company had approximately $570 million remaining under its current share repurchase authorizations.

1st Quarter Comparable Store Sales Results
Comparable store sales are calculated based on the change in sales for stores open at least one year and exclude sales of specialty machinery, sales to independent parts stores and sales to Team Members. Comparable store sales increased 7.2% for the first quarter ended March 31, 2015, versus 6.3% for the same period one year ago.

2nd Quarter and Updated Full-Year 2015 Guidance
The table below outlines the Company's guidance for selected second quarter and updated full-year 2015 financial data:

	For the Three Months Ending	For the Year Ending
	June 30, 2015	December 31, 2015
Comparable store sales	3.0% to 5.0%	3.0% to 5.0%
Total revenue		$7.6 billion to $7.8 billion
Gross profit as a percentage of sales		51.8% to 52.2%
Operating income as a percentage of sales		18.3% to 18.7%
Diluted earnings per share (1)	$2.17 to $2.21	$8.42 to $8.52
Capital expenditures		$400 million to $430 million
Free cash flow (2)		$700 million to $750 million

(1)	Weighted-average shares outstanding, assuming dilution, used in the denominator of this calculation, includes share repurchases made by the Company through the date of this release.
(2)	Calculated as net cash provided by operating activities less capital expenditures for the period.

Non-GAAP Information
This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). These items include adjusted debt to earnings before interest, taxes, depreciation, amortization, share-based compensation and rent ("EBITDAR") and free cash flow. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted debt to EBITDAR and free cash flow provide meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure in the selected financial information below.

Earnings Conference Call Information
The Company will host a conference call on Thursday, April 23, 2015, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company's website at www.oreillyauto.com by clicking on "Investor Relations" and then "News Room." Interested analysts are invited to join the call. The dial-in number for the call is (847) 585-4405; the conference call identification number is 39202473. A replay of the conference call will be available on the Company's website through April 22, 2016.

About O'Reilly Automotive, Inc.
O'Reilly Automotive, Inc. was founded in 1957 by the O'Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. Visit the Company's website at www.oreillyauto.com for additional information about

O'Reilly, including access to online shopping and current promotions, store locations, hours and services, employment opportunities and other programs. As of March 31, 2015, the Company operated 4,433 stores in 43 states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as "estimate," "may," "could," "will," "believe," "expect," "would," "consider," "should," "anticipate," "project," "plan," "intend" or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the "Risk Factors" section of the annual report on Form 10-K for the year ended December 31, 2014, for additional factors that could materially affect the Company's financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contact
Mark Merz (417) 829-5878

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2015	March 31, 2014	December 31, 2014
	(Unaudited)	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$473,646	$511,831	$250,560
Accounts receivable, net	162,020	142,703	143,900
Amounts receivable from suppliers	69,545	69,034	69,311
Inventory	2,527,982	2,397,042	2,554,789
Other current assets	40,928	40,663	48,418
Total current assets	3,274,121	3,161,273	3,066,978

Property and equipment, at cost	4,080,350	3,676,061	3,993,509
Less: accumulated depreciation and amortization	1,381,502	1,212,962	1,334,949
Net property and equipment	2,698,848	2,463,099	2,658,560

Notes receivable, less current portion	12,414	12,165	13,349
Goodwill	756,384	756,225	756,384
Other assets, net	43,943	37,011	45,030
Total assets	$6,785,710	$6,429,773	$6,540,301

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$2,470,749	$2,160,897	$2,417,167
Self-insurance reserves	67,676	68,625	64,882
Accrued payroll	75,059	64,473	78,442
Accrued benefits and withholdings	42,413	42,405	62,946
Deferred income taxes	16,651	21,977	17,258
Income taxes payable	78,939	51,971	—
Other current liabilities	200,888	187,428	189,836
Current portion of long-term debt	6	74	25
Total current liabilities	2,952,381	2,597,850	2,830,556

Long-term debt, less current portion	1,396,741	1,396,242	1,396,615
Deferred income taxes	81,330	75,162	85,164
Other liabilities	211,758	197,295	209,548

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares –
101,347,744 as of March 31, 2015,
106,303,884 as of March 31, 2014, and
101,602,935 as of December 31, 2014	1,013	1,063	1,016
Additional paid-in capital	1,234,133	1,162,413	1,194,929
Retained earnings	908,354	999,748	822,473
Total shareholders' equity	2,143,500	2,163,224	2,018,418

Total liabilities and shareholders' equity	$6,785,710	$6,429,773	$6,540,301
Note: The balance sheet at December 31, 2014, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by United States generally accepted accounting principles for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share data)

	For the Three Months Ended March 31,
	2015	2014
Sales	$1,901,903	$1,727,943
Cost of goods sold, including warehouse and distribution expenses	914,944	850,227
Gross profit	986,959	877,716

Selling, general and administrative expenses	636,586	590,596
Operating income	350,373	287,120

Other income (expense):
Interest expense	(14,402)	(13,409)
Interest income	580	631
Other, net	1,113	618
Total other expense	(12,709)	(12,160)

Income before income taxes	337,664	274,960
Provision for income taxes	124,800	101,100
Net income	$212,864	$173,860

Earnings per share-basic:
Earnings per share	$2.09	$1.64
Weighted-average common shares outstanding – basic	101,612	106,191

Earnings per share-assuming dilution:
Earnings per share	$2.06	$1.61
Weighted-average common shares outstanding – assuming dilution	103,257	108,070

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	For the Three Months Ended March 31,
	2015	2014
Operating activities:
Net income	$212,864	$173,860
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	54,950	47,477
Amortization of debt discount and issuance costs	525	520
Excess tax benefit from stock options exercised	(21,188)	(17,850)
Deferred income taxes	(4,441)	(3,796)
Share-based compensation programs	5,890	5,096
Other	1,355	1,526
Changes in operating assets and liabilities:
Accounts receivable	(19,867)	(13,016)
Inventory	26,807	(21,994)
Accounts payable	53,582	104,376
Income taxes payable	117,221	69,922
Other	(21,673)	(572)
Net cash provided by operating activities	406,025	345,549

Investing activities:
Purchases of property and equipment	(91,140)	(83,085)
Proceeds from sale of property and equipment	658	287
Payments received on notes receivable	935	900
Net cash used in investing activities	(89,547)	(81,898)

Financing activities:
Principal payments on capital leases	(19)	(18)
Repurchases of common stock	(134,813)	(22,067)
Excess tax benefit from stock options exercised	21,188	17,850
Net proceeds from issuance of common stock	20,252	21,097
Net cash (used in) provided by financing activities	(93,392)	16,862

Net increase in cash and cash equivalents	223,086	280,513
Cash and cash equivalents at beginning of the period	250,560	231,318
Cash and cash equivalents at end of the period	$473,646	$511,831

Supplemental disclosures of cash flow information:
Income taxes paid	$8,675	$33,331
Interest paid, net of capitalized interest	23,435	22,419

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES
SELECTED FINANCIAL INFORMATION
(Unaudited)

		For the Twelve Months Ended March 31,
Adjusted Debt to EBITDAR:		2015	2014
(In thousands, except adjusted debt to EBITDAR ratio)
GAAP debt		$1,396,747	$1,396,316
Add:	Letters of credit	50,506	54,701
	Discount on senior notes	3,259	3,764
	Six-times rent expense	1,597,278	1,540,488
Adjusted debt		$3,047,790	$2,995,269

GAAP net income		$817,186	$689,823
Add:	Interest expense	54,283	51,083
	Provision for income taxes	467,700	403,450
	Depreciation and amortization	201,678	186,478
	Share-based compensation expense	23,889	21,221
	Rent expense	266,213	256,748
EBITDAR		$1,830,949	$1,608,803

Adjusted debt to EBITDAR		1.66	1.86

	March 31,
	2015	2014
Selected Balance Sheet Ratios:
Inventory turnover (1)	1.4	1.4
Inventory turnover, net of payables (2)	30.8	11.8
Average inventory per store (in thousands) (3)	$570	$569
Accounts payable to inventory (4)	97.7%	90.1%
Return on equity (5)	39.6%	33.8%
Return on assets (6)	12.4%	11.1%

	For the Three Months Ended March 31,
	2015	2014
Selected Financial Information (in thousands):
Capital expenditures	$91,140	$83,085
Free cash flow (7)	314,885	262,464
Depreciation and amortization	54,950	47,477
Interest expense	14,402	13,409
Rent expense	$67,938	$64,753

Store and Team Member Information:

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2015	2014	2015	2014
Beginning store count	4,366	4,166	4,216	4,041
New stores opened	67	51	223	180
Stores closed	—	(1)	(6)	(5)
Ending store count	4,433	4,216	4,433	4,216

	For the Three Months Ended March 31,		For the Twelve Months Ended March 31,
	2015	2014	2015	2014
Total employment	69,708	64,676
Square footage (in thousands)	32,101	30,454
Sales per weighted-average square foot (8)	$59.24	$56.47	$234.98	$226.10
Sales per weighted-average store (in thousands) (9)	$429	$408	$1,699	$1,630

(1)
Calculated as cost of goods sold for the last 12 months divided by average inventory. Average inventory is calculated as the average of inventory for the trailing four quarters used in determining the denominator.

(2)
Calculated as cost of goods sold for the last 12 months divided by average net inventory. Average net inventory is calculated as the average of inventory less accounts payable for the trailing four quarters used in determining the denominator.

(3)	Calculated as inventory divided by store count at the end of the reported period.
(4)	Calculated as accounts payable divided by inventory.
(5)
Calculated as net income for the last 12 months divided by average total shareholders' equity. Average total shareholders' equity is calculated as the average of total shareholders' equity for the trailing four quarters used in determining the denominator.

(6)
Calculated as net income for the last 12 months divided by average total assets. Average total assets is calculated as the average of total assets for the trailing four quarters used in determining the denominator.

(7)	Calculated as net cash provided by operating activities less capital expenditures for the period.
(8)
Calculated as sales less jobber sales, divided by weighted-average square footage. Weighted-average square footage is determined by weighting store square footage based on the approximate dates of store openings, acquisitions, expansions or closings.

(9)	Calculated as sales less jobber sales, divided by weighted-average stores. Weighted-average stores is determined by weighting stores based on their approximate opening, acquisition or closing dates.